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Exhibit 99.1


         Company Contact:  Yvette Rudich
                           Director of Corporate Communications
                           CIT Group Inc.
                           (973) 597-2095

         Investor Contact: Valerie L. Gerard,
                           Vice President, Investor Relations
                           CIT Group Inc.
                           (973) 422-3284

         Media Contact:    Hollis Rafkin-Sax
                           General Manager
                           Edelman Financial
                           (212) 704-4559


FOR IMMEDIATE RELEASE

          CIT GROUP INC. ANNOUNCES THE EXERCISE OF UNDERWRITERS' OVER-
                                ALLOTMENT OPTION


LIVINGSTON, NJ, JULY 12, 2002 - CIT Group Inc. (NYSE: CIT) today announced that the underwriters of its recent initial public offering exercised their over-allotment option to purchase an additional 11,573,200 shares of the Company's common stock from CIT at the initial public offering price of $23 per share, less the underwriting discount.

         The Company announced on July 1 that it had priced its initial public offering of 200,000,000 shares of common stock at $23 per share. Goldman, Sachs & Co. and Lehman Brothers acted as joint book-running managers for the offering.


                                     -more-

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A registration statement relating to these securities was filed and declared effective by the Securities and Exchange Commission. This press release shall not constitute an offer to sell nor a solicitation to buy nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A written prospectus related to this offering may be obtained from Goldman, Sachs & Co. or Lehman Brothers.

Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004

or

Lehman Brothers
745 Seventh Avenue
New York, NY  10019


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